Exhibit 1.5
     Supplemental Indenture (this “Supplemental Indenture”), dated as of June 30, 2006, among Amkor International Holdings, a Cayman Islands limited company (“AIH”) (also known as Amkor International Holdings, LLC, a Delaware limited liability company (“AIH LLC” or the “Guaranteeing Subsidiary”)), Amkor Technology Limited, a Cayman Islands limited company (“ATL”), and Amkor Technology Philippines, Inc., a Philippines company (“AAP”) (formerly known as Amkor/Anam Pilipinas, L.L.C., a Delaware limited liability company), each an indirect subsidiary of Amkor Technology, Inc. (or its permitted successor), a Delaware corporation (the “Company”), the Company, and U.S. Bank National Association, as trustee under the indenture referred to below (the “Trustee”).
W I T N E S S E T H
     WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (as amended or supplemented from time to time, the “Indenture”), dated as of May 26, 2006, providing for the issuance of an aggregate principal amount of $400,000,000 of 9.25% Senior Notes due 2016 (the “Notes”);
     WHEREAS, P-Four, LLC, a Delaware limited liability company (“P-Four LLC”) (also known as P-Four, Inc., a Philippines company (“P-Four”)), AIH LLC, ATL and AAP, each an indirect subsidiary of the Company, have hereto executed and delivered to the trustee the Indenture pursuant to which each such subsidiary unconditionally guaranteed all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth therein (each, an “Old Note Guarantee”);
     WHEREAS, Section 10.05(a)(iv) of the Indenture provides that any Guarantor who Guarantees the Notes on Issue Date shall be released from all of its obligations under its Notes Guarantee and the Indenture upon the release of such Guarantor from its Guarantee under the Existing Senior Notes and the 10 1/2% Senior Subordinated Notes due 2009;
     WHEREAS, ATL and AAP have each entered supplemental indentures that have released each of them from their respective Guarantee under the Existing Senior Notes and the 10 1/2% Senior Subordinated Notes due 2009 and, therefore, ATL and AAP are entering into this Supplemental Indenture to document that they have each been released from their respective Old Note Guarantee;
     WHEREAS, as part of a restructuring undertaken by the Company, the Company de-domesticated as a Delaware limited liability company P-Four LLC and liquidated P-Four into the Guaranteeing Subsidiary. Further, the Company contemplates the de-domestication as Delaware limited liability company AIH LLC, and as a product of this restructuring will the entity will not continue to have legal status as a Delaware limited liability company and will only have legal status as AIH;
     WHEREAS, accordingly, the Guaranteeing Subsidiary is entering into this Supplemental Indenture to reaffirm its obligation under the Indenture; and along with this Supplemental Indenture, is entering into a new Note Guarantee on the terms and conditions set forth herein (the “Note Guarantee”) reaffirming its obligations under the Old Note Guarantee; and
     WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.
     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Guaranteeing Subsidiary, ATL, AAP and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

     1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
     2. Agreement to Guarantee. The Guaranteeing Subsidiary hereby agrees as follows:
          (a) Along with all Guarantors named in the Indenture, to jointly and severally Guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, the Notes or the obligations of the Company hereunder or thereunder, that:
               (i) the principal of and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and
               (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately.
          (b) The obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.
          (c) The following is hereby waived: diligence presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever.
          (d) This Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and the Indenture, and the Guaranteeing Subsidiary accepts all obligations of a Guarantor under the Indenture.
          (e) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors, or any Custodian, Trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.
          (f) The Guaranteeing Subsidiary shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.
          (g) As between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee.

          (h) The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.
          (i) Pursuant to Section 10.02 of the Indenture, after giving effect to any maximum amount and any other contingent and fixed liabilities that are relevant under any applicable Bankruptcy or fraudulent conveyance laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under Article 10 of the Indenture, this Note Guarantee shall be limited to the maximum amount permissible such that the obligations of such Guarantor under this Note Guarantee will not constitute a fraudulent transfer or conveyance.
     3. Termination of Old Note Guarantee and Release of ATL and AAP. The Company, the Guaranteeing Subsidiary, ATL, AAP and the Trustee hereby agree that (i) this Supplemental Indenture and the Note Guarantee shall supersede the Indenture, as applicable, and each Old Note Guarantee, respectively, (ii) each Old Note Guarantee shall be of no further force and effect, and (iii) ATL and AAP, and their respective successors, and assigns, are hereby released from all their obligations as a guarantor under the Indenture and each of its Old Note Guarantee, respectively.
     4. Execution and Delivery. The Guaranteeing Subsidiary agrees that the Note Guarantees, other than the Old Note Guarantee, shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee. To evidence its Note Guarantee, the Guaranteeing Subsidiary hereby agrees that a notation of such Note Guarantee substantially in the form included in Exhibit A shall be endorsed by an Officer of the Guaranteeing Subsidiary on each Note authenticated and delivered by the Trustee and that this Supplemental Indenture shall be executed on behalf of the Guaranteeing Subsidiary by its authorized signatory.
     5. Guaranteeing Subsidiary May Consolidate, Etc. on Certain Terms.
          (a) Except as otherwise provided in Article 4 hereof and Section 10.05 of the Indenture, no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person whether or not affiliated with such Guarantor unless:
               (i) subject to Article 4 hereof and Section 10.05 of the Indenture, either: (i) the Surviving Person (if not a Guarantor or the Company) is a Restricted Subsidiary and expressly assumes all the obligations of that Guarantor under the Indenture and the Notes Guarantee by executing a supplemental indenture and other documents reasonably satisfactory to the Trustee; or (ii) such sale, transfer, assignment, conveyance or other disposition or merger, consolidation or amalgamation is otherwise in compliance with Section 4.10 of the Indenture; and
               (ii) immediately after giving effect to such transaction, no Default or Event of Default exists.
     In case of any such consolidation or merger and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Note Guarantees so issued shall in all respects have the same legal rank and benefit under the Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of the Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.
     (b) Except as set forth in Articles 4 and 5 and Section 10.05 of Article 10 of the Indenture, and notwithstanding clauses (a)(i) and (a)(ii) above, nothing contained in the Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor
     6. Releases.
          (a) A Notes Guarantor shall be released from all of its obligations under its Notes Guarantee and the Indenture:
               (i) in connection with any sale or other disposition of all or substantially all of the assets or all of the Capital Stock of that Notes Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Company or a Domestic Subsidiary of the Company, if such sale or other disposition is in compliance with Section 4.10 of the Indenture;
               (ii) upon the designation of such Guarantor as an Unrestricted Subsidiary, in accordance with the terms of the Indenture;
               (iii) upon the delivery by the Company to the Trustees of an Officers’ Certificate certifying that such Guarantor is not a Significant Subsidiary or a Domestic Subsidiary;
               (iv) in the case of the Guarantors who Guarantee the Notes on the Issue Date, upon the release of a Guarantor from its Guarantee under the Existing Senior Notes and the 10 1/2% Senior Subordinated Notes due 2009;
     and in each case, the Company has delivered to the Trustee an Officers’ Certificate, each stating that all conditions precedent herein provide for relating to such transactions have been complied with and that such release is authorized and permitted hereunder; and provided, that no release pursuant to clauses (ii) or (iii) above shall be effective unless and until such Guarantor ceases to be a guarantor under the Existing Senior Notes or Senior Subordinated Notes.
          (b) Any Guarantor not released from its obligations under its Note Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under the Indenture as provided in Article 10 of the Indenture.
     7. No Recourse Against Others. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Subsidiary or of ATL or AAP, as such, shall have any liability for any obligations of the Company or the Guaranteeing Subsidiary under the Notes, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

     8. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
     9. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
     10. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
     11. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary, ATL, AAP and the Company.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated: June 30, 2006	Amkor International Holdings,
also known as Amkor International Holdings, LLC

	By:	/s/ Kenneth T. Joyce

		Name:	Kenneth T. Joyce
		Title:	Chairman

Amkor Technology Limited

	By:	/s/ Kenneth T. Joyce

		Name:	Kenneth T. Joyce
		Title:	Chairman

Amkor Technology Philippines, Inc.,
formerly known as Amkor/Anam Pilipinas, L.L.C.

	By:	/s/ Anthony Michael Petrucci

		Name:	Anthony Michael Petrucci
		Title:	President

Amkor Technology, Inc.

	By:	/s/ Kenneth Joyce

		Name:	Kenneth Joyce
		Title:	Executive Vice President and
Chief Financial Officer

U.S. Bank National Association,
as Trustee

	By:	/s/ Susan Freedman

Authorized Signatory

Exhibit A
NOTATION OF GUARANTEE
     For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of May 26, 2006 (the “Indenture”) among Amkor Technology, Inc., the Guarantors signatory thereto, and U.S. Bank National Association, as trustee (the “Trustee”), (a) the due and punctual payment of the principal of, premium, if any, and interest on the Notes (as defined in the Indenture), whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal and premium, and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Note Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee. Each Holder of a Note, by accepting the same, agrees to and shall be bound by such provisions.

Dated: June 30, 2006

Amkor International Holdings,
also known as Amkor International Holdings, LLC

	By:	/s/ Kenneth T. Joyce

		Name:	Kenneth T. Joyce
		Title:	Chairman